STATE OF FLORIDA
                                  [LETTERHEAD]
                              DEPARTMENT OF STATE


I certify that the attached is a true and correct copy of the Articles of Amendment, filed on May 24, 1996, to Articles of Incorporation for VISUAL DATA CORPORATION, a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H96000007354. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P93000035279.




                              Given under my hand and the
                              Great Seal of the State of Florida,
                              at Tallahassee, the Capital, this the
                              Twenty-fourth day of May, 1996

Authentication code:  796A00056097-052496-P93000035279-1/1




[left hand corner]
GREAT SEAL OF THE
STATE OF FLORIDA
IN GOD WE TRUST
                                                  /s/ SANDRA B. MORTHAM
CR2EO22 (1-95)                                    --------------------------
                                                  Sandra B. Mortham
                                                  Secretary of State

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       FOR
                             VISUAL DATA CORPORATION

        Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of Visual Data Corporation (the "Corporation"), a corporation organization and existing under and by virtue of the Business Corporation Act of the State of Florida, does hereby certify:

        Pursuant to the Written Consent of a majority of the Shareholders and Directors of said Corporation, the Shareholders and Directors approved the amendment to the Corporation's Articles of Incorporation as follows:

        The following shall be added to Article IV of the Corporation's Articles of Incorporation:

                                   ARTICLE IV

                                  CAPITAL STOCK

        All issued and outstanding shares of Common Stock of the Corporation held by each holder of record on May 15, 1996, shall be automatically combined at a rate of one for three and one-half (1:3.5). No fractional share or scrip representing a fractional share will be issued upon the Reverse Stock Split. Fractional shares of .5 of Common Stock will be rounded up to the next highest share, and fractional interest of less than .5 of Common Stock will be reduced down to the next nearest share. Any stockholder whose aggregate stockholding is reduced to a fraction of one (1) share will receive one (1) share of New Common Stock.

        The foregoing was adopted by all of the directors of the Corporation pursuant to a meeting of the Board of Directors and by a majority of the shareholders of the Common Stock of the Corporation held on the 15th day of May, 1996 pursuant to Chapter 607 of the Florida Business Corporation Act and the Corporation's By-laws. These shares present and voted at such meeting represented a majority of the total issued and outstanding capital stock of the Corporation entitled to vote. Therefore the number cast for the amendment to the Corporation Articles of Incorporation was sufficient for approval.

                                         GAYLE COLEMAN, ESQ., FL BAR # 857327
                                         ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                         200 EAST LAS OLAS BOULEVARD, SUITE 1900
                                         FORT LAUDERDALE, FLORIDA  33301
                                         PHONE NO.:  (954) 763-1200

        IN WITNESS WHEREOF, the undersigned being the President of this Corporation has executed these Articles of Amendment as of the 23RD day of MAY, 1996.

                                            /s/ RANDY S. SELMAN
                                            ------------------------
                                            Randy S. Selman, President